                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 2 to Registration Statement
No. 333-94623 of Alliance Data Systems Corporation and Subsidiaries of our report dated March 1, 2000 (May 18, 2000 as to Note 22) which expresses an unqualified opinion and includes an explanatory paragraph related to the restatement as described in Note 22 and of our report dated March 1, 2000 (relating to the financial statements of SPS Network Services), appearing in the Prospectus, which is part of this Registration Statement.



    We also consent to the reference to us under the headings "Selected Historical Consolidated Financial and Operating Information" and "Experts" in such Prospectus.



    Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of Alliance Data Systems Corporation, listed in Item 16. These financial statement schedules are the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Columbus, Ohio



June 9, 2000